                                                    Amendment #2
                                                      to the
                                             AUTOMATIC AND FACULTATIVE
                                    YEARLY RENEWABLE TERM REINSURANCE AGREEMENT

                                              EFFECTIVE March 1, 2003
                                                      Between
                                           PRUCO LIFE INSURANCE COMPANY
                                                   (THE COMPANY)
                                                        And
                                             SCOTTISH RE (U.S.), INC.
                                                  (THE REINSURER)

The parties hereby agree to the following:

1.       SCHEDULE A, Section 5, JUMBO LIMIT, shall be replaced by the following:

         For any policy to be reinsured under automatic reinsurance, the total amount of insurance in force and applied for in all companies will not exceed the following amounts:

         US/Canadian Residents- No Foreign Travel

          ====================== ======================= ===============
                                  Pref. Best - Class D    Class E - H
          ====================== ======================= ===============
          =========== ========== ======================= ===============
               Ages:  18 - 80         $70,000,000         $70,000,000
          =========== ========== ======================= ===============
          =========== ========== ======================= ===============
                      81 - 85         $30,000,000         $30,000,000
          =========== ========== ======================= ===============
          =========== ========== ======================= ===============
                      86 - 90         $10,000,000         $10,000,000
          =========== ========== ======================= ===============

         Note:  When a policy is reinsured under automatic reinsurance and the total amount in force and applied for in all companies exceeds $50,000,000,  THE REINSURER must be notified.

         US/Canadian Residents - Foreign Travel

          ====================== ======================= =============== ====================
                                 No Substandard Rating    Class A - E    Greater than Class
                                                                                  E
          ====================== ======================= =============== ====================
          =========== ========== ======================= =============== ====================
               Ages:  18 - 75         $35,000,000         $35,000,000           None
          =========== ========== ======================= =============== ====================
          =========== ========== ======================= =============== ====================
                      76 - 90             None                None              None
          =========== ========== ======================= =============== ====================

In witness of the above, THE COMPANY and THE REINSURER have by their respective officers executed and delivered this Agreement in duplicate on the dates indicated below, and is effective for policies issued as of June 23,
2003.

----------------------------------------------------------- --------------------------------------------------------

PRUCO LIFE INSURANCE COMPANY                                SCOTTISH RE (U.S.), INC.
----------------------------------------------------------- --------------------------------------------------------
----------------------------------------------------------- --------------------------------------------------------

By:_/s/_______________________________                       By:__/s/____________________________
----------------------------------------------------------- --------------------------------------------------------
----------------------------------------------------------- --------------------------------------------------------

Title:_______________________________                       Title:_____________________________
----------------------------------------------------------- --------------------------------------------------------
----------------------------------------------------------- --------------------------------------------------------

Date:_______________________________                        Date:_____________________________
----------------------------------------------------------- --------------------------------------------------------

----------------------------------------------------------- --------------------------------------------------------

By:_/s/_______________________________                        By:_/s/_____________________________
----------------------------------------------------------- --------------------------------------------------------
----------------------------------------------------------- --------------------------------------------------------

Title:_______________________________                       Title:_____________________________
----------------------------------------------------------- --------------------------------------------------------
----------------------------------------------------------- --------------------------------------------------------

Date:_______________________________                        Date:_____________________________
----------------------------------------------------------- --------------------------------------------------------

                                                   Amendment #3
                                                      to the
                                             AUTOMATIC AND FACULTATIVE
                                    YEARLY RENEWABLE TERM REINSURANCE AGREEMENT

                                              EFFECTIVE March 1, 2003
                                                      Between
                                           PRUCO LIFE INSURANCE COMPANY
                                                        And
                                             SCOTTISH RE (U.S.), INC.

This is an ASSIGNMENT,  ASSUMPTION AND RELEASE AGREEMENT (the  "Assignment"),  dated as of December 1, 2004, by and
among  PRUCO  LIFE  INSURANCE  COMPANY  (the  "Assignor"),   THE  PRUDENTIAL  INSURANCE  COMPANY  OF  AMERICA  (the
"Assignee"), and SCOTTISH RE (U.S.), INC. (the "Reinsurer").

         WHEREAS,  the Reinsurer provides  reinsurance coverage to the Assignor in accordance with the terms of the reinsurance agreement referenced above (the "Reinsurance Treaty"); and

         WHEREAS,  the parties hereto desire to execute this  Assignment to evidence the assignment by the Assignor and  assumption  by the Assignee of the  Assignor's  rights and  obligations  under the  Reinsurance  Treaty and to effect a full and final release of the Assignor's  rights and obligations  under the Reinsurance  Treaty  effective as of 12:00 a.m., Eastern Time, December 1, 2004 (the "Effective Time").

         NOW, THEREFORE,  in consideration of the promises and the mutual agreements herein contained,  the parties hereto agree to the following:

1.Assignor Assignment of Interests to Assignee.  The Assignor hereby transfers, conveys, assigns and sets over to the
Assignee, its successors and assigns, all of its rights, obligations, liabilities, title and interest in the
Reinsurance Treaty, all effective as of the Effective Time, including those incurred, accrued, or otherwise occurring or arising prior to the Effective Time.

2.  Assignee Assumption of Interests from Assignor.  Effective as of the Effective Time, the Assignee hereby assumes all of the rights and interests of the Assignor under the Reinsurance Treaty and undertakes to pay, perform and discharge, or cause to be paid, performed or discharged, all of the liabilities and obligations of the Assignor under the Reinsurance Treaty, including those rights, interests, obligations, and liabilities incurred, accrued, or otherwise occurring or arising prior to the Effective Time.  It is the intention of the parties that:

         a.   The Assignee shall be substituted for the Assignor under the Reinsurance Treaty, in the Assignor's name, place and stead; and

         b.   The Assignor shall be deemed to have ceased to be a party to, or the ceding company under, the Reinsurance Treaty and shall have released all of its rights and interests, and shall have been discharged from all obligations and liabilities thereunder to the Reinsurer; and

         c.   The Reinsurer will conduct business solely with the Assignee, or its designee, with respect to the performance of any and all obligations and liabilities under the Reinsurance Treaty.

3.   Reinsurer Consent.  Notwithstanding anything to the contrary set forth in the Reinsurance Treaty, the
Reinsurer consents to the assignment and assumption set forth in Sections 1 and 2 above.

4.Reinsurer Release of Assignor.  Without altering, diminishing or in any other way affecting any or all of the rights, interests, liabilities and obligations of the Assignor under the Reinsurance Treaty assigned to the Assignee hereunder, and effective immediately after such assignment to the Assignee, as of the Effective Time, the
Reinsurer, in consideration of the assumption by the Assignee set forth above and other valuable consideration, the receipt and adequacy whereof is hereby acknowledged, irrevocably and unconditionally releases and discharges the Assignor and the Assignor's successors and assigns from all liabilities, actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever, known or unknown, in law or equity, against the Assignor, which the Reinsurer and the Reinsurer's predecessors, successors and assigns ever had, now have or hereafter can, shall or may have, for, upon, or by reason of any rights of the Reinsurer under the Reinsurance Treaty, including any and all of the Assignor's obligations incurred, accrued, or otherwise occurring or arising prior to the Effective Time.  This release under this Section 4 may not be changed orally.

5.Assignor Release of Reinsurer.  Without altering, diminishing or in any other way affecting any or all of the rights, title and interest of the Assignor under the Reinsurance Treaty assigned to the Assignee hereunder, and effective immediately after such assignment to the Assignee, as of the Effective Time, the Assignor, in consideration of the consent by the Reinsurer set forth above and other valuable consideration, the receipt and adequacy whereof is hereby acknowledged, irrevocably and unconditionally releases and discharges the Reinsurer and the Reinsurer's predecessors, successors and assigns from all liabilities, actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, known or unknown, in law or equity, against the Reinsurer, which the Assignor ever had, now has or hereafter can, shall or may have, for, upon, or by reason of any rights of the Assignor under the Reinsurance Treaty.  This release under this Section 5 may not be changed orally.

6.  Further Assurances.  At any time and from time to time after the Effective Time, at the request of the
Assignee, or of the Reinsurer with the consent of the Assignee, which consent shall not be unreasonably withheld or delayed, and without further consideration, the Assignor shall execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such other action as either the Assignee or the
Reinsurer (with such consent) may reasonably request as necessary or desirable in order to more effectively transfer, convey and assign to the Assignee the Reinsurance Treaty.

7.Amendment of Reinsurance Treaty.  The Reinsurer and the Assignee agree that the Reinsurance Treaty is amended as of the Effective Time as provided in Exhibit A attached hereto.

8.  Successors and Assigns.  This Assignment shall be binding upon, and shall inure to the benefit of the
Reinsurer, the Assignor and the Assignee and their respective predecessors, successors and assigns, if any.  The parties do not intend to create any third party beneficiaries under this Assignment

9.Governing Law.  This Assignment shall be governed by and construed in accordance with the laws of the state of New Jersey without giving effect to its principles or rules of conflict of laws thereof.  Any amendment to the Reinsurance
Treaty set forth herein shall be subject to the arbitration provision of the Reinsurance Treaty.

10.  Counterparts.  This Assignment may be signed in multiple  counterparts.  Each counterpart  shall be considered an original instrument, but all of them in the aggregate shall constitute one agreement.

In witness of the above, the Assignor, the Assignee, and the Reinsurer have by their respective officers executed and delivered this Assignment in triplicate on the dates indicated below, with an effective date of December 1,
2004.

----------------------------------------------------------- --------------------------------------------------------

PRUCO LIFE INSURANCE COMPANY                                SCOTTISH RE (U.S.), INC.
----------------------------------------------------------- --------------------------------------------------------
----------------------------------------------------------- --------------------------------------------------------

By:_/s/_______________________________                      By:_/s/_____________________________
----------------------------------------------------------- --------------------------------------------------------
----------------------------------------------------------- --------------------------------------------------------

Title:_______________________________                       Title:_____________________________
----------------------------------------------------------- --------------------------------------------------------
----------------------------------------------------------- --------------------------------------------------------

Date:_______________________________                        Date:_____________________________
----------------------------------------------------------- --------------------------------------------------------

----------------------------------------------------------- --------------------------------------------------------

By:_/s/_______________________________                      By:_/s/_____________________________
----------------------------------------------------------- --------------------------------------------------------
----------------------------------------------------------- --------------------------------------------------------

Title:_______________________________                       Title:_____________________________
----------------------------------------------------------- --------------------------------------------------------
----------------------------------------------------------- --------------------------------------------------------

Date:_______________________________                        Date:_____________________________
----------------------------------------------------------- --------------------------------------------------------

----------------------------------------------------------- --------------------------------------------------------

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
----------------------------------------------------------- --------------------------------------------------------
----------------------------------------------------------- --------------------------------------------------------

By:__/s/______________________________
----------------------------------------------------------- --------------------------------------------------------
----------------------------------------------------------- --------------------------------------------------------

Title:_______________________________
----------------------------------------------------------- --------------------------------------------------------
----------------------------------------------------------- --------------------------------------------------------

Date:_______________________________
----------------------------------------------------------- --------------------------------------------------------

-----------------------------------------------------------

By:_/s/_______________________________
-----------------------------------------------------------
-----------------------------------------------------------

Title:_______________________________
-----------------------------------------------------------
-----------------------------------------------------------

Date:_______________________________
-----------------------------------------------------------

                                                     Exhibit A

1.       The INSOLVENCY provision of this Agreement is deleted in its entirety and is replaced by the following:

              INSOLVENCY:

         For the purpose of this  Agreement,  THE COMPANY or THE REINSURER  shall be deemed  "insolvent"  if one or more of the following occurs:

a.       A court-appointed receiver, trustee, custodian,  conservator,  liquidator,  government official or similar officer takes possession of the property or assets of either THE COMPANY or THE REINSURER; or

b.       Either  THE  COMPANY  or  THE   REINSURER  is  placed  in   receivership,   rehabilitation,   liquidation,
              conservation,  bankruptcy  or  similar  status  pursuant  to the laws of any  state or of the  United
              States; or

c.       Either THE COMPANY or THE REINSURER  becomes  subject to an order to rehabilitate or an order to liquidate as  defined  by the  insurance  code  of the  jurisdiction  of the  domicile  of THE  COMPANY  or THE
              REINSURER, as the case may be.

         In the event of the insolvency of THE COMPANY,  all recoverables under all reinsurance  ceded,  renewed or otherwise  becoming  effective  under this  Agreement  shall be payable by THE  REINSURER  directly to THE
         COMPANY or to its  liquidator,  receiver,  or  statutory  successor  on the basis of the  liability of THE
         COMPANY under the contract or contracts  reinsured  without  diminution  because of the  insolvency of THE
         COMPANY.  It is understood,  however,  that in the event of the insolvency of THE COMPANY,  the liquidator or receiver or statutory  successor of the insolvent  Company shall give written notice of the pendency of a claim  against THE COMPANY on the policy  reinsured  within a reasonable  time after such claim is filed in the insolvency  proceeding,  and during the pendency of such claim THE REINSURER may  investigate  such claim and  interpose,  at its own expense,  in the proceeding  where such claim is to be  adjudicated  any defense or defenses  which it may deem  available to THE COMPANY or is liquidator or receiver or statutory successor.

         In the event THE  REINSURER  is deemed  insolvent,  THE  REINSURER  will be bound by any legal  directions imposed by its  liquidator,  conservator,  or statutory  successor.  However,  and if not in conflict with such  legal  directions,  THE  COMPANY  shall  have the right to cancel  this  Agreement  with  respect to occurrences  taking place on or after the date THE REINSURER  first  evidences  insolvency.  Such right to cancel  shall be exercised  by  providing  THE  REINSURER  (or its  liquidator,  conservator,  receiver or statutory  successor) with a written notice of THE COMPANY's  intent to recapture  ceded business.  If THE
         COMPANY  exercises such right to cancel and recapture  ceded  business,  such election shall be in lieu of any  premature  recapture  fee.  Upon such  election,  THE  COMPANY  shall be under no  obligation  to THE
         REINSURER, its liquidator, receiver or statutory successor.

         If at any point in the future during the term of this Agreement,  THE REINSURER is deemed  insolvent,  THE
         COMPANY's  right of  recapture in Section 19 of this  Agreement  will be  triggered  unless THE  REINSURER elects to, and does,  provide,  on a timely basis,  security in the form of a trust for the benefit of THE
         COMPANY.  If THE  REINSURER  elects to furnish  security  in the form of a trust,  to avoid THE  COMPANY's right of recapture  under Section 19 of this  Agreement,  the trust must meet the  requirements  set forth in Section 15 of Schedule A attached hereto.

2.       Any and all references in this Agreement to the jurisdiction in which THE COMPANY is domiciled or organized shall read as if to refer to the State of New Jersey.

3.       If the GOVERNING LAW provision of this Agreement does not provide for the application of New Jersey law, that provision shall be changed to read as follows:

                  GOVERNING LAW:

                  This  Agreement  shall be governed by the laws of the State of New Jersey  without  giving effect to the principles of conflicts of laws thereof.

4.       Any and all references in this Agreement to THE REINSURER being licensed or authorized in a given jurisdiction shall be read as if to refer to the State of New Jersey.  If this Agreement contains no such reference, then THE REINSURER hereby represents that it is authorized to do business in the State of New Jersey.